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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-62980) and related Prospectus and Prospectus Supplement of Maytag Corporation and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/  Ernst & Young LLP

     Chicago, Illinois
     July 27, 2001